Exhibit (a)(6)

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

CERTIFICATE OF CORRECTION

THE UNIVERSAL INSTITUTIONAL FUNDS, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The title of the document being corrected is Articles Supplementary (the “Articles Supplementary”).

SECOND: The Corporation is the only party to the Articles Supplementary.

THIRD: The Articles Supplementary were filed with the Department on May 28, 2009.

FOURTH: The Articles Supplementary contained typographical errors, errors of transcription or other errors and the Corporation desires to correct such errors by filing this Certificate of Correction.

FIFTH: An error appears in the list of portfolios and classes of common stock of the Corporation described in Article Fourth of the Articles Supplementary which reads, in part, as follows:

Equity Growth Portfolio Class I	500,000,000 shares
Equity Growth Portfolio Class II	500,000,000 shares

SIXTH: The portfolio and classes of common stock of the Corporation described in Article Fourth of the Articles Supplementary, as corrected, reads as follows:

Capital Growth Portfolio Class I	500,000,000 shares
Capital Growth Portfolio Class II	500,000,000 shares

SEVENTH: An error also appears in the list of portfolios and classes of common stock of the Corporation described in Article Fifth of the Articles Supplementary which reads, in part, as follows:

Equity Growth Portfolio Class I	500,000,000 shares
Equity Growth Portfolio Class II	500,000,000 shares

EIGHTH: The portfolio and classes of common stock of the Corporation described in Article Fifth of the Articles Supplementary, as corrected, reads as follows:

Capital Growth Portfolio Class I	500,000,000 shares
Capital Growth Portfolio Class II	500,000,000 shares

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by the President of the Corporation and attested to by its Secretary on this 28th day of July, 2010.

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:	/s/ Randy Takian
Randy Takian
President

ATTEST:

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

THE UNDERSIGNED, the President of THE UNIVERSAL INSTITUTIONAL FUNDS, INC., who executed on behalf of the Corporation the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Certificate of Correction to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

/s/ Randy Takian
Randy Takian
President